Exhibit 10.1

V M Caruso

20 Penryn Street, Kewdale, Western Australia 6105

September 16, 2011

Bill O’Neill
President
Odenza Corp.
126 Station Street
Newtown
NSW 2042

Dear Bill,

Option Extension

Further to the Option Agreement dated September 25, 2009, I hereby extend the option for a further period of one year to expire on September 25, 2012.

Yours Sincerely

/s/ Victor M Caruso
Victor M Caruso